UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2006

CryoCor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51410	33-0922667
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

9717 Pacific Heights Boulevard
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 909-2200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 8, 2006, we entered into an amendment to our existing lease with The Irvine Company LLC for our corporate headquarters in San Diego. The amendment to the lease extends the term of our existing lease until September 30, 2008. In addition, pursuant to the amendment, the base rent for the period commencing April 1, 2007 and ending March 31, 2008 will be $26,939 per month, based on $1.35 per rentable square foot and the base rent for the period commencing April 1, 2008 and ending on September 30, 2008 will be $27,937 per month, based on $1.40 per rentable square foot. A copy of the amendment is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Item No.
99.1	Second Amendment to Lease between the registrant and The Irvine Company LLC dated November 8, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoCor, Inc.

By:	/s/ Gregory J. Tibbitts
Vice President, Finance and Chief Financial
Officer (Principal Financial and
Accounting Officer)

Date: November 14, 2006

INDEX TO EXHIBITS

99.1	Second Amendment to Lease between the registrant and The Irvine Company LLC dated November 8, 2006.